EXHIBIT 99.1

SigmaTron International, Inc. Reports Second Quarter Financial Results for Fiscal 2008

ELK GROVE VILLAGE, Ill., Dec. 12, 2007 (PRIME NEWSWIRE) -- SigmaTron International, Inc. (Nasdaq:SGMA), an electronic manufacturing services company, today reported revenues and earnings for the second quarter ended October 31, 2007.

Revenues decreased to $42.8 million for the second quarter fiscal 2008 from $44.9 million for the same quarter in the prior year. Net income decreased to $693,274 in the fiscal 2008 period compared to $708,011 for the same period in the prior year. Basic earnings per share and diluted earnings per share for the quarter ended October 31, 2007, were $0.18 compared to $0.19 and $0.18, respectively, for the same quarter in fiscal 2007.

For the six months ended October 31, 2007, revenues increased to $82.7 million compared to $81.8 million for the same period ended October 31, 2006. Net income for the same period in 2007 was $1,520,258, compared to $966,681 for the same period in the prior year. Basic and diluted earnings per share for the six months ended October 31, 2007, were $0.40 and $0.39, respectively, compared to $0.25 for the six months ending October 31, 2006.

Commenting on SigmaTron's second quarter and six month results, Gary R. Fairhead, President and Chief Executive Officer, said, "During our second quarter of fiscal 2008, we posted solid results. Our net income was down from our first quarter of fiscal 2008 and roughly equal to the second quarter of fiscal 2007. Our results were negatively impacted by a delay in launching several new programs with various customers that will be additive to our existing business with them, as well as slowing sales to some of our customers. At this point we believe several of the new programs will start during the third quarter, with continuing production dependent on our customers sell-through of the new product.

"For both the second quarter and first six months of fiscal 2008 we have seen our Elk Grove Village, Illinois; Acuna, Mexico; and Wujiang, China operations perform well. Our Hayward, CA operation was profitable. We continue to lose money at Tijuana, Mexico, but the amount of the loss has been reduced and believe we are heading in the right direction, both financially and operationally.

"We have started to see additional business transfer to our Wujiang, China facility from our Acuna, Mexico operation and from Hayward, CA to Tijuana, Mexico. This is positive news from two perspectives. The first is that additional volume in Wujiang and Tijuana should improve their financial performance. The second is that the transfers will free up capacity in Acuna and Hayward, thereby allowing us to accommodate new opportunities at each location without incurring significant capital expenditures.

"We are in the process of pursuing several new opportunities as well as having several new contracts been awarded. In particular, the new business is for Elk Grove Village, Acuna and Wujiang. Of the business awarded, the future is completely dependent on how their markets accept the new products. We are optimistic, as are our customers, but one can never say with certainty how the products will be received.

"With that said, we continue to experience pricing pressures from both customers and vendors. We continue to work with both groups and remain optimistic that our long term relationships and footprint will continue to bring us additional opportunities."

Headquartered in Elk Grove Village, Illinois; SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Acuna and Tijuana, Mexico, Hayward, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.

Note: This press release contains forward-looking statements. Words such as "continue," "anticipate," "will," "expects," "believe," "plans," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of SigmaTron (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company's business including our continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the results of goodwill impairment testing; the variability of our customers' requirements; the availability and cost of necessary components and materials; the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese or Taiwanese regulations affecting the Company's business; the continued stability of the U.S., Mexican, Chinese and Taiwanese economic systems, labor and political conditions; and the ability of the Company to manage its growth, including its expansion into China. These and other factors which may affect the Company's future business and results of operations are identified throughout the Company's Annual Report on Form 10-K and risk factors and may be detailed from time to time in the Company's filings with the Securities and Exchange Commission. These statements speak as of the date of this press release and the Company undertakes no obligation to update such statements in light of future events or otherwise.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                     Three Months Three Months  Six Months  Six Months
                        Ended        Ended        Ended       Ended
                      October 31,  October 31,  October 31, October 31,
                         2007         2006         2007        2006
                     -----------  -----------  -----------  -----------

 Net sales           $42,815,107  $44,858,662  $82,658,920  $81,818,527

 Cost of products
  sold                38,356,972   40,002,612   72,984,124   73,103,828
                     -----------  -----------  -----------  -----------

 Gross profit          4,458,135    4,856,050    9,674,796    8,714,699

 Selling and
  administrative
  expenses             2,677,805    3,098,733    5,895,175    6,116,686
                     -----------  -----------  -----------  -----------

 Operating income      1,780,330    1,757,317    3,779,621    2,598,013

 Other expense           710,316      553,646    1,433,511    1,013,256
                     -----------  -----------  -----------  -----------

 Income from
  operations before
  income tax and
  interest of
  affiliate            1,070,014    1,203,671    2,346,110    1,584,757

 Income tax expense      376,740      495,660      825,852      618,076
                     -----------  -----------  -----------  -----------

 Net income          $   693,274  $   708,011  $ 1,520,258  $   966,681
                     ===========  ===========  ===========  ===========

 Net income per
  common share -
  basic                    $0.18        $0.19        $0.40        $0.25
                     ===========  ===========  ===========  ===========

 Net income per
  common share -
  assuming dilution        $0.18        $0.18        $0.39        $0.25
                     ===========  ===========  ===========  ===========

 Weighted average
  number of common
  equivalent shares
  outstanding -
  assuming dilution    3,962,531    3,872,654    3,927,979    3,877,692
                     ===========  ===========  ===========  ===========

 CONDENSED CONSOLIDATED BALANCE SHEETS

                                              October 31,    April 30,
                                                 2007          2007
                                             ------------  ------------

 Assets
 ------

 Current assets                               $72,248,293   $66,663,956

 Machinery and equipment-net                   30,232,341    30,971,107

 Intangible assets                              1,192,075     1,461,772
 Goodwill                                       9,298,945     9,298,945
 Other assets                                     982,475     1,006,126
                                             ------------  ------------

 Total assets                                $113,954,129  $109,401,906
                                             ============  ============

 Liabilities and shareholders' equity
 ------------------------------------

 Current liabilities                           25,871,133    23,790,708

 Long-term obligations                         36,708,087    35,870,177

 Stockholders' equity                          51,374,909    49,741,021
                                             ------------  ------------

 Total liabilities and stockholders' equity  $113,954,129  $109,401,906
                                             ============  ============

CONTACT:  SigmaTron International, Inc.
          Linda K. Blake
          1-800-700-9095